Exhibit (a)(1)(H)
ProLogis
Employee Presentations
Share Option Exchange Program
Program Expected Commencement Date: June 10, 2010
Presentation Dates: June 15 and 16, 2010

Attendees	Active LTIP Participants who hold eligible share options (exercise price of option is above $15.04), excluding named executive officers and trustees

Overview	This presentation will cover the following information:

• Overview of terms of the Share Option Exchange Program
• Illustrative examples of exchange process
• Exchange website
• Questions and answers session

Copies of the presentation will be made available on the LTIP page of The Hub prior to the first session.

Dates and Times	Please select and attend one of the sessions below (if scheduling conflicts exist, employees may attend any one of the sessions):

Europe Employees: Instructor Led Webcast (see details below)
Session #1 — June 15th (9:00 a.m. — 10:30 a.m.)
Session #4 — June 16th (9:00 a.m. — 10:30 a.m.)

North America Employees: Instructor Led Live Presentation in Denver (Training Room 1 & 2) and Webcast (see details below)
Session #2 — June 15th (2:00 p.m. — 3:30 p.m.)
Session #5 — June 16th (2:00 p.m. — 3:30 p.m.)

Asia Employees: Instructor Led Webcast (see details below)
Session #3 — June 15th (6:00 p.m. — 7:30 p.m.)

Note: Times are listed in Denver Mountain Daylight Time

Duration	1.5 hours (session time is projected and will vary based on number of questions)

Presentation: Audio Instructions	The day of your webcast please use the following Conference Call Bridges and Participant Code to listen to the audio portion of the presentation:

Conference Call Bridge:

Country	Direct Access #	Toll Free Access #
U.S. & Canada
Czech Republic
France
Germany
Hungary
Japan
Korea (South)
Luxembourg
Mexico
Netherlands
Poland
Spain
United Kingdom

Participant Pass Code:

Presentation: Webcast/Internet Instructions	The day of your Webcast please use the following information to view, via the Internet, the Webcast portion of the presentation:

Please Note: You can click on the link of the webcast you plan on attending and add it to your calendar prior to the session.

June 15th 9:00 a.m. Webcast:
• Click on Link:
• Meeting number:
• Meeting password:

June 15th 2:00 p.m. Webcast:
• Click on Link:
• Meeting number:
• Meeting password:

June 15th 6:00 p.m. Webcast:
• Click on Link:
• Meeting number:
• Meeting password:

June 16th 9:00 a.m. Webcast:
• Click on Link:
• Meeting number:
• Meeting password:

June 16th 2:00 p.m. Webcast:
• Click on Link:
• Meeting number:
• Meeting password:
[NOTE THAT FOR PURPOSES OF FILING WITH THE SCHEDULE TO-I, ALL CONFIDENTIAL INFORMATION HAS BEEN OMITTED]